UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2014

AMERICA’S CAR-MART, INC.
(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712
 (Address of principal executive offices, including zip code)

(479) 464-9944
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company’s 2014 annual meeting of stockholders was held on July 30, 2014.  The record date for such meeting was June 6, 2014 on which date there were a total of 8,735,992 shares of common stock outstanding and entitled to vote.  The following three matters were voted upon by the Company’s stockholders at the annual meeting.  The numbers of votes cast for, against or withheld as well as the number of abstentions and broker non-votes, for each of these matters are set forth below.

1. To elect directors for a term of one year:
	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Daniel J. Englander	7,387,176	165,217	21,835	994,145
Kenny Gunderman	7,428,049	124,344	21,835	994,145
William H. Henderson	7,010,972	541,421	21,835	994,145
Eddie L. Hight	7,012,014	540,379	21,835	994,145
John David Simmons	7,385,669	166,724	21,835	994,145
Robert Cameron Smith	7,387,176	165,217	21,835	994,145
Jeffrey A. Williams	7,114,375	438,018	21,835	994,145

2. To approve an advisory resolution regarding the Company's compensation of its named executive officers.
Votes For	7,112,143
Votes Against	457,331
Votes Abstained	4,754
Broker Non-Votes	994,145

3. To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2015.
Votes For	8,554,969
Votes Against	13,334
Votes Abstained	70
Broker Non-Votes	0

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: August 4, 2014	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)